SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.    )

Check the appropriate box:

☐ Preliminary Information Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

NETWORK CADENCE, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4)  Date Filed:

DEFINITIVE
INFORMATION STATEMENT
FOR
NETWORK CADENCE, INC.
A NEVADA CORPORATION
6560 South Greenwood Plaza Boulevard, Number 400
Englewood, Colorado 80111
Telephone Number: (877) 711-6492

January 5, 2010
To our stockholders:

Enclosed please find an information statement providing information to you regarding action taken by a stockholder holding more than a majority of our issued and outstanding common to (a) authorize an amendment to Network Cadence Inc.’s Articles of Incorporation, as amended, changing the name of Network Cadence to Verecloud, Inc. and (b) authorize a forward stock split of Network Cadence’s outstanding common stock at a ratio of four-for-one.  These actions were approved by a joint written consent in lieu of a meeting of a stockholder holding more than a majority of our issued and outstanding common stock and our Board of Directors on December 14, 2009.

Your vote is not required to approve any of these actions, and the enclosed information statement is not a request for your vote or a proxy. The accompanying information statement is furnished only to inform stockholders of the actions taken by written consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities and Exchange Act of 1934, as amended. This information statement is first being mailed to you on or about January 5, 2010 and we anticipate the effective date of the actions to be January 25, 2010, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying information statement is for information purposes.  Please read the accompanying information statement carefully.

By Order of the Board of Directors,

Very truly yours, NETWORK CADENCE, INC

By:	/s/ John F. McCawley
John F. McCawley
Chief Executive Officer

DEFINITIVE
INFORMATION STATEMENT
FOR
NETWORK CADENCE, INC.
6560 South Greenwood Plaza Boulevard, Number 400
Englewood, Colorado 80111
Telephone Number: (877) 711-6492

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is first being furnished on or about January 5, 2010 to the holders of record as of the close of business on December 14, 2009 (the “Notice Date”) of the common stock, par value $0.001 per share (“Common Stock”), of Network Cadence, Inc. (referred to in this information statement as “we”, “us”, “our”, “the Company”, or “Network Cadence”).

This information statement is being furnished to inform our stockholders about the following transactions approved by written consent of our majority stockholder on December 14, 2009:  (i) authorizing an amendment to the Articles of Incorporation, as amended, changing the Company’s name from Network Cadence, Inc. to Verecloud, Inc. and (ii) authorizing a forward four-for-one split of our Common Stock.  This information statement is being filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provided to the Company’s stockholders pursuant to Rule 14c-2 promulgated under the Exchange Act.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our Common Stock.

FORWARD LOOKING STATEMENTS

This information statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The date of this information statement is January 5, 2010.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

On December 14, 2009, the Company’s majority stockholder and Board of Directors executed a written consent in lieu of a special meeting pursuant to Nevada Revised Statutes Sections 78.315 and 78.320 in which the Board of Directors and the stockholder authorized an amendment to the Company’s Articles of Incorporation, as amended, changed the name of the Company to Verecloud, Inc. and approved a forward stock split, whereby each issued and outstanding share of the Company’s Common Stock will be exchanged for four shares of Common Stock.

The following questions and answers address briefly some questions you may have regarding this information statement.  These questions and answers may not address all questions that may be important to you as a stockholder.  Please refer to the more detailed information contained elsewhere in this information statement.

Q:	Why did you send me this information statement?

A:
We sent you this information statement to inform you about recent actions taken by the holder of a majority of the voting power of the Company’s issued and outstanding Common Stock by executing a written consent in lieu of a meeting.  You are not required to take any action with respect to any of the information set forth in this information statement.  The Board of Directors has fixed the close of business on December 14, 2009, as the Notice Date for the determination of stockholders entitled to receive this information statement.

Q:	Will the actions taken by written consent also be submitted to all of the Company’s stockholders for approval?

A:
No.  Under Nevada Revised Statutes Section 78.320 and the Company’s Bylaws, stockholder action taken by written consent in lieu of a meeting is effective as if taken at a meeting of the Company’s stockholders.  No further stockholder approval is necessary and there will be no meeting specifically called for the purpose of approving again the actions taken by written consent described herein.  Under Rule 14(c) of the Exchange Act, the actions approved by the majority stockholder on December 14, 2009 will become effective at least 20 calendar days after the date this information is sent or given to our stockholders, which we anticipate to be on January 25, 2010.

Q:	Will there be a meeting of the Company’s stockholders during 2010?

A:        The Company intends to hold its annual meeting of stockholders in the fall of 2010.

Q:	How many shares of Common Stock were eligible to consent to the actions described in this information statement and who was eligible to take action by written consent in lieu of meeting?

A:
As of December 14, 2009, the date of the written consent of the majority stockholder, there were 11,905,000 shares of Common Stock issued and outstanding and eligible to vote with respect to actions to be taken by our stockholders. For purposes of this calculation, we did not include shares of Common Stock underlying options issued under our 2009 Equity Incentive Plan.

Q:	What vote was required to authorize and approve the actions taken by written consent in lieu of meeting?

A:
Under Nevada law and pursuant to the Company’s Bylaws, any action required or permitted to be taken at a meeting of the Company’s stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power entitled to consent thereto.  A stockholder holding an aggregate of 88.8% or 10,580,000 of the voting power executed the written consent.

Q:	When did the Board of Directors approve the actions subject to this information statement?

A:	Our Board of Directors approved the actions described in this information statement in a written consent in lieu of a special meeting on December 14, 2009.

Q:	Do the Company’s stockholders have any dissenters’ rights or rights of appraisal with respect to the actions described in this information statement?

A:
No.  Under Nevada law, our stockholders do not have dissenters’ or appraisal rights in connection with any of the stockholder actions taken by written consent in lieu of a meeting described in this information statement.

Q:	At what point may the Company take the actions approved by the Company’s stockholders in the written consent in lieu of meeting?

A:
We may effect the amendment to the Articles of Incorporation, as amended, effectuating the name change and the forward stock split at least 20 calendar days after the date this information statement is sent or given to our stockholders, which we anticipate to be January 25, 2010.

Q:	Where can I find out more information about the Company?

A:
We are subject to the informational requirements of the Exchange Act, which requires that we file reports, proxy statements and other information with the SEC.  The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC.  The SEC’s website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the SEC’s Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549.  Copies of our 2009  annual report on Form 10-K for the year ended July 31, 2009 may be obtained without charge upon request made to Network Cadence, 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111, Attention:  Corporate Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our Common Stock based on 11,905,000 issued and outstanding shares of Common Stock as of January 5, 2010 by:

•	each person known to be the beneficial owner of 5% or more of the outstanding common stock of our company;

•	each executive officer;

•	each director; and

•	all of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Network Cadence, Inc. 6560 South Greenwood Plaza Boulevard, Number 400 Englewood, Colorado 80111.

Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class Beneficially Owned
Directors and Executive Officers

John McCawley, President, Chief Executive Officer and Director	10,580,000	88.8%

Mike Cookson, Chief Operating Officer	0	0.0%

Jim Buckley, Chief Financial Officer	0	0.0%

Mark Faris, Executive Vice President of Business Development, Director and Chairman of the Board	0	0.0%

Bill Perkins, VP – Service Delivery	0	0.0%

Officers and directors as a group		88.8%
(total of 5 persons)

ACTION 1 – AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME

The Board of Directors approved the amendment to the Company’s Articles of Incorporation, as amended, at a meeting on December 14, 2009.  On December 14, 2009, a stockholder holding 10,580,000 shares of Common Stock or 88.8% of the voting power executed a written consent in lieu of a meeting authorizing our Board of Directors to amend the Company’s Articles of Incorporation, as amended, to change the Company’s name to Verecloud, Inc.

Reason for Name Change

As we move away from professional services to a cloud-based computing system known as “Nimbus,” our Board of Directors believes that changing the Company’s name to Verecloud, Inc. will allow us to build better brand awareness, both with our customers and with our investors.  In addition, since we intend to register our Common Stock on the Over-the-Counter Bulletin Board (“OTC Bulletin Board”), our Board of Directors believes obtaining a stock symbol based upon the name “Verecloud, Inc.” is in the best interests of the Company and its stockholders.

ACTION 2 – AUTHORIZATION OF STOCK SPLIT

The Board of Directors approved a forward four-for-one stock split at a meeting on December 14, 2009.  On December 14, 2009, a stockholder holding 10,580,000 shares of Common Stock or 88.8% of the voting power executed a written consent in lieu of a meeting authorizing our Board of Directors to effect the stock split.

In deciding to implement the stock split, our Board of Directors considered among other things:  (a) the market price of our Common Stock, (b) the number of shares of our Common Stock that will be outstanding after the stock split, (c) the stockholders’ equity, (d) the shares of Common Stock available for issuance in the future, and (e) the nature of our operations.  Upon implementation of the stock split, each share of our issued and outstanding Common Stock will be converted into four shares of our Common Stock.

Purpose of the Forward Stock Split

We are in the process of listing our Common Stock on the OTC Bulletin Board.  The Board of Directors believes that a lower stock price and a larger number of shares in the public float may encourage investor interest and improve the marketability and liquidity of our Common Stock.

Potential Risks of the Forward Stock Split

When the stock split becomes effective, there can be no assurance that any future bid price of the Common Stock will continue at a level in proportion to the increased number of outstanding shares resulting from the stock split.

Additionally, the liquidity of our Common Stock could be affected adversely by the increased number of shares outstanding after the stock split.  Although the Board of Directors believes that a lower stock price may help generate investor interest, there can be no assurance that the stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the increased liquidity that may result from having greater shares issued and outstanding may not be offset by increased investor interest in our Common Stock.

Principal Effects of the Forward Stock Split

Common Stock

After the effective date of any forward stock split, each stockholder will own a greater number of shares of our Common Stock.  However, the stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us.  Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the stock split.  Further, the number of stockholders of record will not be affected by the stock split.

A stock split would not change the number of authorized shares of the Common Stock as designated by our Articles of Incorporation, as amended.  Therefore, because the number of issued and outstanding shares of Common Stock would increase, the number of shares remaining available for issuance under our authorized pool of Common Stock would decrease.

The reduction of the number of shares remaining available for issuance as a result of the forward stock split could potentially affect our ability to raise additional capital, acquire assets or other companies, or issue securities convertible into or exercisable for Common Stock.  The reduction in the number of shares remaining available for issuance may also limit our flexibility to meet business needs as they arise and could hamper our ability to take advantage of favorable opportunities.  Further, such a reduction could create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.  For example, with a limited number of shares available for issuance, the remaining authorized shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid.

The action to authorize a forward stock split has been prompted solely by the business considerations discussed in the preceding paragraphs.

Common Stock Options

The number of shares reserved for issuance of options under the Company’s 2009 Equity Incentive Plan will be increased proportionately based upon the split ratio and the exercise price will be proportionately reduced.  Notwithstanding the foregoing, the stock split of any incentive stock option must comply with Section 424(a) of the Internal Revenue Code, as amended (the “Code”), and in no event may the stock split render (i) any incentive stock option anything other than an “incentive stock option” for purposes of Code Section 422 or (ii) any award that is intended to be exempt from, or comply with Code Section 409A or fail to comply with Code Section 409A.

Fractional Shares

No fractional shares of our Common Stock will be issued as a result of the proposed stock split.

Implementation and Exchange of Stock Certificates

As of the effective date of the stock split, each certificate representing shares of our Common Stock before the stock split would be deemed, for all corporate purposes, to evidence ownership of the increased number of shares of our Common Stock resulting from the stock split.

As of the effective date of the stock split, our transfer agent, Island Stock Transfer, Inc., is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective date, stockholders and holders of securities exercisable for our Common Stock would be notified of the effectiveness of the stock split.  Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the stock split.  Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their shares.  No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent.  Until surrender, each certificate representing shares before the stock split would continue to be valid and would represent the adjusted number of shares based on the ratio of the stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Material U.S. Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY FEDERAL TAX ADVICE CONTAINED IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR PURPOSES OF (I) AVOIDING PENALTIES UNDER THE CODE, OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR TAX-RELATED MATTER ADDRESSED HEREIN.  YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE FOR YOURSELF THE TAX EFFECTS OF THE STOCK SPLIT, IF ANY, INCLUDING SUCH TAX EFFECTS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

The following discussion sets forth the anticipated material U.S. federal income tax consequences that management believes will apply to us and our stockholders who are U.S. holders at the effective time of the stock split, if any.  This discussion does not address the tax consequences of transactions effectuated prior to or after the stock split, including, without limitation, the tax consequences of the exercise of options or similar rights to purchase stock.  Furthermore, no foreign, state or local tax considerations are addressed herein.  For this purpose, a U.S. holder is a stockholder that is:  (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

The following discussion is not binding on the Internal Revenue Service.  The following discussion is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this information statement, all of which are subject to change, possibly with retroactive effect.  Holders of shares of the Common Stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the reverses stock split, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-stock split shares for post-stock split shares.  The aggregate tax basis of the post-stock split shares received in the stock split will be the same as the stockholder’s aggregate tax basis in the pre-stock split shares exchanged therefor.  The stockholder’s holding period for the post-stock split shares will include the period during which the stockholder held the pre-stock split shares surrendered in the stock split.

The Company should not recognize any gain or loss as a result of the stock split.

HOUSEHOLDING

We will be “householding” this information statement.  This means that only one copy of this information statement will be sent to you and the other stockholders who share your address unless we have received contrary instructions from one or more of those stockholders.  Householding is designed to reduce the volume of duplicate information that stockholders receive and reduce our printing and mailing expenses.

If your household has received only one copy of this notice, and you would prefer to receive separate copies of this document, either now or in the future, please call us at Network Cadence, Inc., 6560 South Greenwood Plaza Boulevard, Number 400, Englewood, Colorado 80111, Attention:  Corporate Secretary.  We will deliver separate copies promptly.  If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company. You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least 20 days after the date on which the definitive information statement has been mailed to our stockholders. We anticipate that the actions contemplated hereby will be effected on or about the close of business on January 25, 2010.

MISCELLANEOUS MATTERS

The entire cost of furnishing this information statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on December 14, 2009, as the Notice Date for the determination of stockholders who are entitled to receive this information statement.

This information statement is being mailed on or about January 5, 2010 to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this information statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This information statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

January 5, 2010

By: /s/ John F. McCawley
John F. McCawley
Chief Executive Officer